UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2014

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On June 22, 2014, Oracle Corporation, a Delaware corporation (“Oracle”), MICROS Systems, Inc., a Maryland corporation (“MICROS” or the “Company”), OC Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Oracle (“Parent”), and Rocket Acquisition Corporation, a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon terms and conditions thereof: (i) Merger Subsidiary has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $68.00 per share, net to the holders thereof, in cash (the “Offer Price”), without interest; and (ii) after completion of the Offer, Merger Subsidiary will merge with and into the Company, the separate corporate existence of Merger Subsidiary shall cease and the Company shall be the successor or surviving corporation of the merger (the “Merger”).

Merger Subsidiary has agreed to commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement (but in no event later than ten (10) business days from the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable merger control laws of the European Commission, and, if applicable, approval under certain other foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, subject to very limited conditions contained in the Merger Agreement, the Merger will occur, pursuant to which each outstanding share of the Company’s common stock (other than treasury shares, shares held by Oracle, Parent or Merger Subsidiary or shares held by any subsidiaries of the Company or Oracle (other than Parent or Merger Subsidiary)) will be converted into the right to receive the Offer Price. In connection with the Offer and Merger, certain stockholders of the Company have entered into a Tender and Support Agreement agreeing to tender their shares of Common Stock pursuant to the Offer and to support the Offer and the Merger.

In addition, in connection with the transactions contemplated by the Merger Agreement, the unvested portion of each Company stock option (each Company option, a “Company Compensatory Award”) that is unexpired, unexercised and outstanding at the time the Merger is consummated and held by an employee or consultant to the Company or any of its subsidiaries will be assumed by Oracle and converted automatically into an option denominated in shares of Oracle common stock, the number and terms of which will be determined pursuant to the terms of the Merger Agreement. The vested portion of each Company Compensatory Award that is outstanding at the time the Merger is consummated and is held by an employee or consultant to the Company or any of its subsidiaries, and the vested and unvested portion of each Company Compensatory Award that is outstanding at the time the Merger is consummated and is held by a person who is not an employee of, or a consultant to, the Company or any of its subsidiaries immediately prior to the time the Merger is consummated, will be cancelled and extinguished and, in exchange therefor, each former holder of any such Company Compensatory Award will have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Company common stock subject to such Company Compensatory Award immediately prior to the time the Merger is consummated and (y) the Offer Price less any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation.

Under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of approximately $157.78 million to Parent in certain customary circumstances.

The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby and agreed to recommend that the Company’s stockholders accept the tender offer and tender their shares of the Company’s common stock to Merger Subsidiary in the tender offer.

Oracle has agreed to cause the payment and performance of Parent’s and Merger Subsidiary’s liability and obligations under the Merger Agreement.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about Oracle or MICROS in Oracle’s or MICROS’ public reports filed with the U.S. Securities and Exchange Commission (SEC) or otherwise. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Oracle and MICROS. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements.

A copy of the Merger Agreement is filed as Exhibit 99.1 hereto.

On June 23, 2014, Oracle issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of MICROS. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of MICROS, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and MICROS will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of MICROS are urged to read these documents when they become available because they will contain important information that holders of MICROS securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of MICROS at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Oracle and MICROS file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Oracle or MICROS at the SEC public reference room at 100 F Street, N.E.,

Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Oracle’s and MICROS’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Agreement and Plan of Merger, dated June 22, 2014, among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation and Oracle Corporation.

99.2	Press release, dated June 23, 2014, of Oracle Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Date: June 23, 2014	By	/S/ SAFRA CATZ
	Name:	Safra Catz
	Title	President and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated June 22, 2014, among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation and Oracle Corporation.

99.2	Press release, dated June 23, 2014, of Oracle Corporation.